Exhibit 99.2

Comarco Signs Definitive Agreement to Sell Its Wireless Test Solutions

Business to Ascom

LAKE FOREST, CA, September 29, 2008 – Comarco, Inc. (NASDAQ: CMRO) announced today that it has signed a definitive agreement for the sale of its wireless test solutions (WTS) business to Ascom Holding AG (SWX: ASCN), an international solution provider with comprehensive technological know-how in mission-critical communication. Under the terms of the transaction, Comarco will receive approximately $12.75 million in cash, with a portion of the cash purchase proceeds to be placed in escrow. The closing of the proposed transaction, which is subject to various closing conditions, including approval of the sale by Comarco’s shareholders and other conditions, is anticipated to occur in the fourth quarter of Comarco’s current fiscal year.

“The sale of WTS represents another very important step in Comarco’s strategy to focus our resources on expanding our promising ChargeSource® business,” said Sam Inman, president and chief executive officer of Comarco. “In addition, the divestiture should allow us to dramatically reduce our operating costs. We have worked closely with Ascom since late 2006 on the development and marketing of our recently introduced Symphony Quality of Service (QoS) benchmarking product for cellular networks. This transaction is a natural extension of our close relationship.”

Founded in 1985, Comarco’s WTS business has been a leading provider of wireless network testing products that enable operators to optimize quality of service while minimizing capital investments. Comarco’s solutions have been deployed at virtually every Tier One mobile service provider. Key customers include Verizon, AT&T and Rogers Canada, as well as customers in Asia and an extensive installed base throughout Latin America.

In late 2006, Ascom Mobile Test Solutions (MTS) and Comarco’s WTS established a global alliance to develop the next-generation QoS benchmarking product, called Symphony. The product was completed and marketing began in late 2007. With the exchange and integration of technologies through this effort, the two companies view the acquisition as the next logical step in their market and product development plans. Comarco’s experience in multiple technology environments, including CDMA systems technology, coupled with its deep in house radio frequency expertise, scanning hardware and extensive knowledge of the U.S market compliments Ascom’s expertise in the European domain.

“This acquisition will significantly strengthen Ascom’s position in the global market for mobile QoS and stationary network testing,” said Dr. Fritz Gantert, General Manager,

Security Solutions for Ascom. “We will be able to leverage the success of the growing Symphony product line, placing engineering and support resources closer to our customers, while offering an extended range of products tailored to the needs of individual markets.”

About Comarco

Based in Lake Forest, Calif., Comarco is a leading provider of innovative mobile power solutions through its ChargeSource® line of multi-function universal mobile power products which can simultaneously power and charge multiple devices such as notebook computers, mobile phones, BlackBerry® smartphones, iPods®, and many other rechargeable mobile devices. Comarco is also a provider of wireless test solutions. More information about Comarco’s product lines can be found at www.comarco.com and www.chargesource.com.

Additional Information and Where to Find It

In connection with the proposed transaction, Comarco intends to file a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC), and to mail the proxy statement to its shareholders when it becomes available. INVESTORS AND SHAREHOLDERS OF COMARCO ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT COMARCO AND THE PROPOSED TRANSACTION. Shareholders may obtain a free copy of the proxy statement when it becomes available, at the SEC’s web site (http://www.sec.gov). When the proxy statement and related materials become available, they may also be obtained free of charge by directing a request to Alisha K. Charlton at (949) 599-7400. Comarco and its executive officers and directors may be deemed to be participants in the solicitation of proxies from its shareholders in favor of the transaction. Information regarding the interests of Comarco’s officers and directors in the transaction will be included in the proxy statement. In addition to the proxy statement to be mailed to Comarco’s shareholders in connection with the transaction, Comarco files annual, quarterly and current reports, and proxy statements with the SEC. Copies of these reports, statements and other information may be obtained for free at the SEC’s web site (http://www.sec.gov).

Forward Looking Statements

Certain statements in this communication may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Comarco intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. All statements other than statements of historical fact are statements that could be deemed forward looking statements, including, but not limited to, statements containing the words “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “estimate,” “seeks” and similar expressions. Such forward-looking statements may include, but are not limited to, the reduction of operating costs anticipated to result from the proposed sale and the anticipated timing for the closing of the transaction. The forward-looking statements in this communication are subject to many risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by any such forward-looking statements. Such risks and uncertainties include, but are not limited to: the possibility that the conditions to the closing of the transaction, which include the approval of Comarco’s shareholders and the receipt of certain third-party consents, are not satisfied; the possibility that the transaction does not close for other reasons, including reasons outside the control of Comarco; that prior to the closing of the proposed transaction, the business of Comarco suffers due to uncertainty; that the anticipated reduction in operating costs after consummation of the transaction do not materialize; and other risks that are described from time to time in Comarco’s SEC reports (including but not limited to Comarco’s annual report on Form 10-K for the year ended January 31, 2008, and subsequently filed reports). If any of these risks or uncertainties materializes or if any of Comarco’s assumptions proves incorrect, Comarco’s results could differ materially from those expressed or implied by any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Comarco assumes no obligation and do not intend to update these forward-looking statements.

Company Contacts:	Investor Contacts:

Winston Hickman	Douglas Sherk/Jenifer Kirtland
Chief Financial Officer	EVC Group, Inc.
Comarco, Inc.	(415) 896-6820
(949) 599-7446	dsherk@evcgroup.com
whickman@comarco.com	jkirtland@evcgroup.com

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